CUSIP No. 501128 10 2                                        Page 12 of 12 Pages
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                                    Exhibit 3

         Pursuant to Rule 13d-1(k)(1)(iii) of Regulation 13D-G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agrees that the statement on Schedule 13D to which this Exhibit is attached is filed on behalf of each of the undersigned in the capacities set forth below.

KRF3 ACQUISITION COMPANY, L.L.C.

      By:    KRF Company, L.L.C.,
             its sole member

      By:    The Krupp Family Limited Partnership-94,
             its sole member

      By: /s/ Douglas Krupp
          -----------------
          Douglas Krupp
          General Partner


KRF COMPANY, L.L.C.

By:   The Krupp Family Limited Partnership-94,
      its sole member

By: /s/ Douglas Krupp
    -----------------
    Douglas Krupp
    General Partner

THE KRUPP FAMILY LIMITED PARTNERSHIP-94

By: /s/ Douglas Krupp
    -----------------
    Douglas Krupp
    General Partner


    /s/ Douglas Krupp
    -----------------
    DOUGLAS KRUPP


    /s/ George Krupp
    ----------------
    GEORGE KRUPP